EXHIBIT 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Shareholders

CommunityOne Bancorp and Subsidiaries

Charlotte, North Carolina

We consent to the incorporation by reference in this Registration Statement on Form S-4 of our reports dated March 6, 2015, with respect to the consolidated financial statements of CommunityOne Bancorp and Subsidiaries (the “Company”) and the effectiveness of internal control over financial reporting, which reports are included in the Company’s 2014 Annual Report on Form 10-K.

We also consent to the reference to our firm under the caption “Experts” in the Registration Statement.

/s/ Dixon Hughes Goodman LLP

Charlotte, North Carolina

December 18, 2015